                                                               EXHIBIT 99.8

                          CONSENT OF MICHAEL J. MAPLES

   The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of Newco Corporation upon the consummation of the merger of Mission Critical Software, Inc. and NetIQ Corporation.

                                                 /s/ MICHAEL J. MAPLES
                                          _____________________________________
                                                     Michael J. Maples

Date: April 3, 2000